Exhibit 3.9

State of Delaware Secretary of State Division of Corporations Delivered 01:09 PM 11/06/2015 FILED 01:09 PM 11/06/2015 STATE of DELAWARE CERTIFICATE of INCORPORATION A STOCK CORPORATION SR 20150812611 - File Number 5870304 • First: The name of this Corporation is: KG Mining (Bald Mountain) Inc. • Second: Its registered office in the State of Delaware is to be located at 1679 Street, in the City of Dover County of Kent Zip Code 19901. The registered agent in charge thereof is Registered Agent Solutions, Inc. Third: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware. Fourth: The amount of the total stock of this corporation is authorized to issue is 5,000 shares (number of authorized shares) with a par value of per share. 0.0100000000 • Fifth: The name and mailing address of the incorporator are as follows: Name Martin  D . Litt Mailing Address 25 York Street, 17th Floor Zip Code MSJ2V5 Toronto, ON Canada I, The Undersigned, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts herein stated are true, and I have accordingly hereunto set my hand this 6th day of November, A.D.2015. BY: /s/ MARTIN D. LITT (Incorporator) NAME: MARTIN D. LITT (type or print)